STATE STREET BANK AND TRUST COMPANY

GLOBAL CUSTODY and FUND ACCOUNTING

FEE SCHEDULE

Met Investors Series Trust

Metropolitan Series Fund

I.	Administration

A.	Custody, Portfolio and Fund Accounting Service - Maintain custody of fund assets. Settle portfolio purchases and sales. Report buy and sell fails. Determine and collect portfolio income. Make cash disbursements and report cash transactions. Maintain investment ledgers, provide selected portfolio transactions, position and income reports. Maintain general ledger and capital stock accounts. Prepare daily trial balance. Calculate net asset value daily. Provide selected general ledger reports.

The administration fee shown below is an annual charge, billed and payable monthly, based on average monthly net assets.

Managed Funds (Schedule A):	.60 basis points (on Total Net Assets)

*	Any additional Funds are subject to a minimum monthly charge of $1,500
**	Multi-managed Funds are subject to an additional monthly charge of $1,000 per additional portfolio

Cyclical Funds and Fund-of-Funds (Schedule A):	$2,000 per month

*	For fund-of-funds, this assumes that all target funds are MetLife portfolios serviced by State Street

II.	GLOBAL CUSTODY - Comprised of asset charges and transaction charges.

Group A	Group B	Group C	Group D	Group E	Group F	Group F (cont’d)
Assets at market 3.0 bps	Assets at market 7.5 bps	Assets at market 10.0 bps	Assets at market 20.0 bps	Assets at market 25.0 bps	Assets at market 30.0 bps	Assets at market 30.0 bps
Trades: $25	Trades: $35	Trades: $45	Trades: $55	Trades: $75	Trades: $100	Trades: $100
Austria	Australia	Denmark	Argentina	Bermuda	Bahrain	Mauritius
Canada	Belgium	Finland	Brazil	Bolivia	Bangladesh	Morocco
Euroclear	Italy	Ireland	Chile	Cayman Islands	Botswana	Namibia
France	Netherlands	Malaysia	Indonesia	China	Bulgaria	Nigeria
Germany	New Zealand	Mexico	Israel	Colombia	Costa Rica	Oman
Hong Kong	Switzerland	Norway	Philippines	Czech Republic	Croatia	Pakistan
Japan		Singapore	Poland	Egypt	Cyprus	Panama
UK		South Africa	Portugal	Greece	Ecuador	Peru
		Spain	South Korea	India	Estonia	Puerto Rico
		Sweden	Sri Lanka	Zimbabwe	Ghana	Qatar
		Thailand	Taiwan		Hungary	Romania
			Turkey		Iceland	Russia
			Venezuela		Ivory Coast	Slovak Republic
					Jamaica	Slovenia
					Jordan	Swaziland
					Kazakhstan	Trinidad & Tobago
					Kenya	Tunisia
					Latvia	Ukraine ($300/trade)
					Lebanon	Uruguay
					Lithuania	Zambia

III.	US Transactions - For each line item processed

State Street Bank Repos	No Charge
DTC or Fed Book Entry	$5.00
Paydowns	$5.00
Derivatives (e.g., futures, options, swaps, bank loans, etc.)	$5.00
Maturity Collections	$5.00
Physical Settlements	$25.00
Third Party Foreign Exchanges (FX’s)	$25.00

IV.	Pricing Charges – per Fund

Monthly Quote Charge (based on the number of positions in each portfolio at month end):

• US Equities	$2.00
• Foreign Equities, Foreign Bonds	$4.00
• US Bonds	$6.00
• Private Placements - automated	$2.00
• Private Placements - manual	$10.00

Fair Valuation Charge:

ITG Fair Value Information Fees

•	$3,000 per fund annually for 21 or more funds

•	$6,000 per fund annually for 11-20 funds

•	$10,000 per fund annually up to 10 funds

•	No charge for funds with less than 5% of assets in international holdings

State Street Corporation Fair Value Service Fees

Portfolios with greater than 5% international holdings

•	$4,000 per fund annually for up to 5 funds

•	$3,500 per fund annually for funds 6-10

•	$3,000 per fund annually for funds 11 +

Portfolios with less than 5% international holdings

•	$1,000 per fund annually

The ITG fees will be charged through the Out-of-Pocket monthly billing process.

The State Street fee will be charged through the monthly custody billing process. State Street will consider both Met Investors Series Trust and Metropolitan Series Fund portfolios when applying fund tiering.

V.	Special Services

Fees for activities of a non-recurring nature such as fund consolidations or reorganizations, extraordinary security shipments and the preparation of special reports will be subject to negotiation. Fees for non-State Street securities lending support will be negotiated separately and will be dependent upon services and support required.

VI.	SEC Yields

Holdings per portfolio	Monthly Charge
0 to 50	$250
50 to 100	$300
over 100	$350

VII.	Compliance 38 Program: (applicable to Managed Funds, Cyclical Funds and Fund-of-Funds)

Annual Fees per Portfolio
Compliance Reporting:

• Copies of procedures and controls (revisions to be provided periodically) at a summary and detail level	$600
• Annual certification of procedures and controls by State Street
• CCO Forums/Workshops

3rd Party Audit Review	Recovered as Out of Pocket
Board Reporting (travel expenses)	Recovered as Out of Pocket

VIII.	Out-of-Pocket Expenses: (applicable to Managed Funds and Cyclical Funds only)

A billing for the recovery of applicable out-of-pocket expenses will be made as of the end of each month. Out-of-pocket expenses include, but are not limited to the following:

Archiving	Express Delivery
Checks Issued	Courier Service
Telephone	Communication Charges
Wire Charges ($5.25 per wire in and $5.00 out)	Duplicating
Postage and Insurance	Legal Fees
Electronic File Transfer (SAS99, Lipper, etc.)	Transfer Fees
Electronic File Development	Subcustodian Charges
Price Waterhouse Audit Letter (SAS70)	17F-5 Materials
SWIFT Charges ($3.00 per message)

IX.	Term:

This fee schedule shall become effective as of January 1, 2007 and shall remain in effect for a period of two years; provided, however, that the parties agree to review the fees and negotiate an appropriate fee adjustment in the event that, during such two-year period, the assets under custody in any one year either (i) increase by 25% or more due to organic fund growth, or (ii) increase by 25% or more due to a merger, acquisition or related transaction.

MET INVESTORS SERIES TRUST METROPOLITAN SERIES FUND		STATE STREET BANK AND TRUST COMPANY

BY:		By:
Name:	Elizabeth M. Forget	Name:	John M. Stratton
Title:	President	Title:	Vice President

Date:		Date:

Schedule A

Met Investors Series Trust		Metropolitan Series Funds
Managed Funds:

PIMCO Total Return	C7K7	HARRIS OAKMARK FOCUSED VALUE	4823
RCM Global Technology	C7K9	FI VALUE LEADERS	4824
Lord Abbett America’s Value	C7KA	ZENITH EQUITY	4825
PIMCO Inflation Protected Bond	C7KB	BLACKROCK BOND INCOME	4826
Turner Mid-Cap Growth	C7KD	BLACKROCK MONEY MARKET	4827
Goldman Sachs Mid-Cap Value	C7KE	MFS TOTAL RETURN	4829
Neuberger Berman Real Estate	C7KF	LOOMIS SAYLES SMALL CAP	4846
Van Kampen Comstock	C7KM	WAM US GOVERNMENT	4850
Legg Mason Value Equity	C7KP	WAM STRATEGIC BOND OPPORTUNITIES	4861
MFS Emerging Markets Equity Portfolio	C7KQ	DAVIS VENTURE VALUE	4862
Loomis Sayles Global Markets Portfolio	C7KR	BLACKROCK LEGACY LARGE CAP GROWTH	4863
Batterymarch Growth and Income	C7KS	JENNISON GROWTH	481B
Lord Abbett Growth & Income	C7L1	CAPITAL GUARDIAN US EQUITY	482B
Lord Abbett Bond Debenture	C7L2	BLACKROCK LARGE CAP	FN01
Lord Abbett Mid Cap Value	C7L3	BLACKROCK AGGRESSIVE GROWTH	FN14
Van Kampen Mid-Cap Growth	C7L5	METLIFE STOCK INDEX	FN16
MFS Research Intl	C7L6	BLACKROCK LARGE CAP VALUE	FN1B
T Rowe Price Mid Cap Growth	C7L7	FRANKLIN TEMPLETON SMALL CAP GROWTH	FN27
Legg Mason Aggressive Growth	C7L8	BLACKROCK DIVERSIFIED	FN29
Oppenheimer Capital Appreciation	C7L9	METLIFE STOCK INDEX PORTFOLIO II	FN2B
MET/PUTNAM Capital Opportunities	C7M5	OPPENHEIMER GLOBAL EQUITY	FN75
MET/AIM Small Cap Growth	C7M6	FI INTERNATIONAL STOCK	FN70
Lazard Mid-Cap Portfolio	C7M7	FI MID CAP OPPORTUNITES	FN81
Harris Oakmark International	C7M8	T.ROWE PRICE SMALL CAP GROWTH	FN82
Third Avenue Small Cap Value	C7M9	T.ROWE PRICE LARGE CAP GROWTH	FN85
Dreman Small-Cap Value Portfolio	N42K	NEUBERGER BERMAN MID CAP VALUE	FN86
Legg Mason Partners Managed Assets	N44K	HARRIS OAKMARK LARGE CAP VALUE	FN87
Pioneer Mid-Cap Value Portfolio	N4MA	MORGAN STANLEY EAFE INDEX	FN88
Pioneer Fund Portfolio	N4P8	LEHMAN BROTHERS AGGREGATE BOND INDEX	FN89
BlackRock High Yield Portfolio	N4R2	RUSSELL 2000 INDEX	FN90
Janus Capital Appreciation Portfolio	N4R4	BLACKROCK STRATEGIC VALUE	FN91
BlackRock Large-Cap Core Portfolio	N4S0	METLIFE MID CAP STOCK INDEX	FN93
MFS Value Portfolio	N4S2	FI LARGE CAP PORT	N41J
Batterymarch Mid-Cap Stock Portfolio	N4S4	WESTERN ASSET MGMT HIGH YIELD BOND	N4S9
Met/AIM Capital Appreciation Portfolio	N4W0
Pioneer Strategic Income Portfolio	N4W4

Fund-of-Funds:

MetLife Defensive Strategy	C7KG	CONSERVATIVE ALLOCATION	FN3B

MetLife Moderate Strategy	C7KH	CONSERVATIVE TO MODERATE ALLOCATION	FN4B
MetLife Balanced Strategy	C7KI	MODERATE ALLOCATION	FN5B
MetLife Growth Strategy	C7KJ	MODERATE TO AGGRESSIVE ALLOCATION	FN6B
MetLife Aggressive Strategy	C7KL	AGGRESSIVE ALLOCATION	FN7B
Strategic Growth and Income	C7KU
Strategic Conservative Growth	C7KV
Strategic Growth	C7KW

Cyclical Funds:

Cyclical Growth and Income ETF	C7KN
Cyclical Growth ETF	C7KO